Exhibit 99.1

ARC REPORTS RESULTS FOR SECOND QUARTER 2012

WALNUT CREEK, California (August 7, 2012) – ARC (NYSE:ARC), the nation’s leading document solutions company for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the second quarter ended June 30, 2012.

Business Highlights:

•	Q2 adjusted earnings per share of $0.02 vs. $0.00 for Q2 2011

•	Gross margin for the second quarter was 31.8%, increase of 100 basis points over prior quarter

•	Cash from operations was $16.9 million for the six months ended June 30, 2012 vs. $11.9 million for the same period last year

•	Senior secured credit facility remains undrawn

•

Revises 2012 fully-diluted annual adjusted earnings per share forecast to be in the range ($0.03) to $0.03, and projected 2012 annual cash from operating activities to be in the range of $35 million to $45 million

Financial Highlights:

	Three Months Ended June 30		Six Months Ended June 30
(All dollar figures in millions, except EPS)	2012	2011	2012	2011
Net Revenue	$106.2	$109.6	$209.8	$216.1
Gross Margin	31.8%	32.6%	31.3%	32.0%
Net Loss attributable to ARC	$(1.1)	$(84.6)	$(6.0)	$(88.3)
Adjusted Net Income (Loss) attributable to ARC	$0.8	$0.2	$0.9	$(1.9)
EPS	$(0.02)	$(1.87)	$(0.13)	$(1.95)
Adjusted EPS	$0.02	$0.00	$0.02	$(0.04)

Cash from Operations	$4.5	$7.3	$16.9	$11.9
Capital Expenditures	$5.5	$3.5	$9.3	$7.6

Debt & Capital Leases (including current)			$224.4	$245.7

Management Commentary:

“We continue to make significant progress in expanding our presence among leading AEC companies as evidenced by the 7.4% year-over-year sales increase in our facilities management and managed print services line during the second quarter, and our healthy sales pipeline with Global Solutions,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC. “Our MPS offering combined with our off-site services, cloud-based printing and technology solutions, gives these larger companies a compelling reason to select ARC as a single source for their document workflow. In addition, we are making progress in transforming the company to a true technology-enabled document solutions provider as we make significant changes to our internal processes and procedures, and market more effectively to our external audience.”

“Macroeconomic conditions remain difficult in our traditional markets, and unfortunately, we don’t expect improvement through the end of the year,” Mr. Suriyakumar continued. “In the meantime we are aggressively investing in positioning the company for a recovery while maintaining the operating cash flows required to comfortably meet our financial obligations.”

CFO John Toth commented, “We see opportunity for significant future returns on investments made today in our non-traditional business lines. We continue to closely manage our business as evidenced by our stable adjusted EBITDA margins – 15.8% for the first six months of the year vs. 15.3% for the same period last year – our EPS performance in Q2, and the zero balance of our senior secured revolver. With the increased investment in our business combined with the uncertain macroeconomic outlook for the balance of the year, we think it is prudent to revise downward our EPS and cash flow from operations forecasts.”

Outlook:

Due to the volatility and overall uncertainty in the macroeconomic forecast for the rest of 2012, ARC management revised its expectation of the private non-residential construction activity for the remainder of the year. It now forecasts continued hesitation in the funding and execution of new construction projects.

As a result, ARC is revising its projection of adjusted earnings per share for 2012 to be in the range of ($0.03) to $0.03 on a fully-diluted basis from its previous forecast of a range of $0.05 to $0.10, and annual cash flow from operating activities to be in the range of $35 million to $45 million, down from a range of $40 million to $50 million.

Teleconference and Webcast:

ARC will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s second quarter of 2012. The conference call can be accessed by dialing (855) 812-4355. The conference ID number is 11387625.

A live Webcast will also be made available on the investor relations page of ARC’s website at www.e-arc.com.

A replay will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial (855) 859-2056. The conference ID number to access the replay is 11387625. A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About ARC (NYSE:ARC)

ARC provides specialized document solutions to businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction (“AEC”) industry. The company’s products and services enhance our customers’ document workflow, reduce costs, shorten document processing and distribution time, improve the quality of document management tasks, and provide a secure, controlled environment in which to manage, distribute and produce documents. The company’s service centers are digitally connected and allow the provision of services both locally and nationally to more than 100,000 active customers. ARC is headquartered in California with service centers in 42 states in the US, three provinces in Canada, 12 locations in China and select locations in the U.K., Hong Kong, Australia and India. For more information, visit www.e-arc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “expect,” “opportunities,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, current economic conditions and downturn in the architectural, engineering and construction (AEC) industries specifically, and the timing and nature of any economic recovery; our inability to mitigate revenue exposure to the cyclical nature of the AEC industries; our inability to streamline operations and reduce and/or manage costs; our failure to develop and introduce new services successfully, including expansion of client service capabilities in our core AEC market; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our dependence on certain key vendors for equipment, maintenance services and supplies; and damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

David Stickney

Vice President, Corporate Communications

925-949-5114

Email: david.stickney@e-arc.com

American Reprographics Company

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$23,318	$25,437
Accounts receivable, net of allowances for accounts receivable of $3,228 and $3,309	60,464	54,713
Inventories, net	13,492	12,107
Prepaid expenses	4,483	3,999
Other current assets	7,480	7,541

Total current assets	109,237	103,797

Property and equipment, net of accumulated depreciation of $201,141 and $191,598	56,953	55,084
Goodwill	229,315	229,315
Other intangible assets, net	38,109	45,127
Deferred financing costs, net	4,770	4,574
Deferred income taxes	1,271	1,368
Other assets	2,264	2,092

Total assets	$441,919	$441,357

Liabilities and Equity
Current liabilities:
Accounts payable	$23,189	$21,787
Accrued payroll and payroll-related expenses	8,293	7,292
Accrued expenses	20,358	19,308
Current portion of long-term debt and capital leases	12,503	15,005

Total current liabilities	64,343	63,392

Long-term debt and capital leases	211,908	211,259
Deferred income taxes	28,088	26,447
Other long-term liabilities	3,163	3,194

Total liabilities	307,502	304,292

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 and 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 46,287 and 46,235 shares issued and outstanding	46	46
Additional paid-in capital	101,414	99,728
Retained earnings	26,703	32,663
Accumulated other comprehensive loss	(347)	(1,760)

Total American Reprographics Company stockholders’ equity	127,816	130,677
Noncontrolling interest	6,601	6,388

Total equity	134,417	137,065

Total liabilities and equity	$441,919	$441,357

American Reprographics Company

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Reprographics services	$64,293	$70,460	$127,309	$140,482
Facilities management	27,490	25,596	54,146	49,799
Equipment and supplies sales	14,445	13,534	28,346	25,813

Total net sales	106,228	109,590	209,801	216,094
Cost of sales	72,475	73,895	144,170	147,013

Gross profit	33,753	35,695	65,631	69,081
Selling, general and administrative expenses	23,973	26,804	47,430	54,636
Amortization of intangible assets	2,805	4,721	7,398	9,465
Goodwill impairment	—	23,335	—	23,335

Income (loss) from operations	6,975	(19,165)	10,803	(18,355)
Other income, net	(24)	(35)	(54)	(61)
Interest expense, net	7,255	7,699	14,693	15,866

Loss before income tax provision	(256)	(26,829)	(3,836)	(34,160)
Income tax provision	619	57,913	1,929	54,264

Net loss	(875)	(84,742)	(5,765)	(88,424)
(Income) loss attributable to the noncontrolling interest	(178)	112	(195)	151

Net loss attributable to American Reprographics Company	$(1,053)	$(84,630)	$(5,960)	$(88,273)

Loss per share attributable to American Reprographics Company shareholders:
Basic	$(0.02)	$(1.87)	$(0.13)	$(1.95)

Diluted	$(0.02)	$(1.87)	$(0.13)	$(1.95)

Weighted average common shares outstanding:
Basic	45,667	45,360	45,604	45,341
Diluted	45,667	45,360	45,604	45,341

American Reprographics Company

Non-GAAP Measures

Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flows provided by operating activities	$4,455	$7,284	$16,850	$11,873
Changes in operating assets and liabilities, net of business acquisitions	6,928	17,216	4,783	26,582
Non-cash expenses, including depreciation and amortization	(12,258)	(109,242)	(27,398)	(126,879)
Income tax provision	619	57,913	1,929	54,264
Interest expense	7,255	7,699	14,693	15,866
Net (income) loss attributable to the noncontrolling interest	(178)	112	(195)	151

EBIT	6,821	(19,018)	10,662	(18,143)
Depreciation and amortization	9,866	12,166	21,521	24,652

EBITDA	16,687	(6,852)	32,183	6,509
Goodwill impairment	—	23,335	—	23,335
Stock-based compensation	459	1,769	903	3,258

Adjusted EBITDA	$17,146	$18,252	$33,086	$33,102

American Reprographics Company

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to unaudited adjusted net income (loss) attributable to ARC

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net loss attributable to ARC	$(1,053)	$(84,630)	$(5,960)	$(88,273)
Goodwill impairment	—	23,335	—	23,335
Change in trade name impact to amortization	790	2,369	3,158	4,738
Interest rate swap related costs	1,015	1,457	2,271	2,980
Income tax provision, related to above items	(694)	(6,497)	(2,049)	(7,879)
Deferred tax valuation allowance and other discrete tax items	788	64,186	3,433	63,208

Unaudited adjusted net income (loss) attributable to ARC	$846	$220	$853	$(1,891)

Actual:
Loss per share attributable to ARC shareholders:
Basic	$(0.02)	$(1.87)	$(0.13)	$(1.95)

Diluted	$(0.02)	$(1.87)	$(0.13)	$(1.95)

Weighted average common shares outstanding:
Basic	45,667	45,360	45,604	45,341
Diluted	45,667	45,360	45,604	45,341

Adjusted:
Earnings (loss) per share attributable to ARC shareholders:
Basic	$0.02	$0.00	$0.02	$(0.04)

Diluted	$0.02	$0.00	$0.02	$(0.04)

Weighted average common shares outstanding:
Basic	45,667	45,360	45,604	45,341
Diluted	45,726	45,696	45,618	45,341

American Reprographics Company

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net loss attributable to ARC	$(1,053)	$(84,630)	$(5,960)	$(88,273)
Interest expense, net	7,255	7,699	14,693	15,866
Income tax provision	619	57,913	1,929	54,264

EBIT	6,821	(19,018)	10,662	(18,143)
Depreciation and amortization	9,866	12,166	21,521	24,652

EBITDA	16,687	(6,852)	32,183	6,509
Goodwill impairment	—	23,335	—	23,335
Stock-based compensation	459	1,769	903	3,258

Adjusted EBITDA	$17,146	$18,252	$33,086	$33,102

Non-GAAP Financial Measures.

EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2012 second quarter report on Form 10-Q. Additionally, please refer to our 2011 Annual Report on Form 10-K.

Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.

Specifically, we have presented adjusted net income (loss) attributable to ARC and adjusted earnings (loss) per share attributable to ARC shareholders for the three and six months ended June 30, 2012 and 2011 to reflect the exclusion of goodwill impairment charge, the amortization impact related specifically to the change in useful lives of trade names, interest rate swap related costs, the valuation allowance related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and six months ended June 30, 2012 and 2011. We believe these charges were the result of our capital restructuring, or other items which are not indicative of our actual operating performance.

We presented adjusted EBITDA in the three and six months ended June 30, 2012 to exclude stock-based compensation expense of $0.5 million and $0.9 million, respectively. We presented adjusted EBITDA in the three and six months ended June 30, 2011 to exclude the non-cash goodwill impairment charge of $23.3 million (which was taken at the end of the second quarter), and stock-based compensation expense of $1.8 million and $3.3 million, respectively. This presentation is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

American Reprographics Company

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flows from operating activities
Net loss	$(875)	$(84,742)	$(5,765)	$(88,424)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for accounts receivable	164	237	404	417
Depreciation	7,061	7,445	14,123	15,187
Amortization of intangible assets	2,805	4,721	7,398	9,465
Amortization of deferred financing costs	281	221	536	437
Amortization of bond discount	150	135	297	267
Goodwill impairment	—	23,335	—	23,335
Stock-based compensation	459	1,769	903	3,258
Excess tax benefit related to stock-based compensation	—	(23)	—	(31)
Deferred income taxes	(179)	6,197	(504)	8,515
Deferred tax valuation allowance	944	64,340	2,912	64,340
Amortization of derivative, net of tax effect	636	912	1,422	1,866
Other noncash items, net	(63)	(47)	(93)	(177)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(493)	(437)	(6,127)	(8,705)
Inventory	(1,064)	143	(1,585)	(1,048)
Prepaid expenses and other assets	(140)	(10,819)	(406)	(14,047)
Accounts payable and accrued expenses	(5,231)	(6,103)	3,335	(2,782)

Net cash provided by operating activities	4,455	7,284	16,850	11,873

Cash flows from investing activities
Capital expenditures	(5,457)	(3,486)	(9,262)	(7,622)
Payment for swap transaction	—	—	—	(9,729)
Other	(375)	269	(184)	647

Net cash used in investing activities	(5,832)	(3,217)	(9,446)	(16,704)

Cash flows from financing activities
Proceeds from stock option exercises	79	67	79	108
Proceeds from issuance of common stock under Employee Stock Purchase Plan	7	—	28	23
Excess tax benefit related to stock-based compensation	—	23	—	31
Payments on long-term debt agreements and capital leases	(4,078)	(6,561)	(8,466)	(14,101)
Net (repayments) borrowings under revolving credit facilities	(935)	1,820	(383)	14,620
Payment of deferred financing fees	(127)	(377)	(839)	(541)

Net cash (used in) provided by financing activities	(5,054)	(5,028)	(9,581)	140

Effect of foreign currency translation on cash balances	(65)	196	58	305

Net change in cash and cash equivalents	(6,496)	(765)	(2,119)	(4,386)
Cash and cash equivalents at beginning of period	29,814	22,672	25,437	26,293

Cash and cash equivalents at end of period	$23,318	$21,907	$23,318	$21,907

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$2,884	$2,992	$6,730	$5,453